Exhibit 24

CONFIRMING STATEMENT

This Statement confirms that the undersigned has authorized and designated Raymond T. Hyer (the “Authorized Signatory”) to execute and file on the undersigned’s behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned’s ownership of, transactions in, or membership in a group whose members own or transact in, securities of Heritage Insurance Holdings, Inc.  The authority of the Authorized Signatory under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his/her ownership of, or transactions in, securities of Heritage Insurance Holdings, Inc., or is no longer a member of such group, unless earlier revoked in writing.  The undersigned acknowledges that the Authorized Signatory is not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Dated:	10/25/2022

Signed:	/s/ Kathleen A. Hyer

Print Name:	Kathleen A. Hyer

Dated:	10/25/2022

Signed:	/s/ Tara K. Tira

Print Name:	Tara K. Tira

Dated:	10/25/2022

Signed:	/s/ Sean W. Poole

Print Name:	Sean W. Poole, Individually

HYER FAMILY PARTNERSHIP
Dated:	10/25/2022

Signed:	/s/ Sean W. Poole

Print Name:	Sean W. Poole, Manager